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                      FIRST AMENDED AND RESTATED TRUST AGREEMENT

         THIS FIRST AMENDED AND RESTATED TRUST AGREEMENT, dated September 13, 1996, is made between Antigua Funding Corporation, a Delaware corporation (the "Depositor"), and The Bank of New York, a New York banking corporation, as Owner Trustee (in such capacity, the "Owner Trustee").

         WHEREAS, the Depositor and the Owner Trustee have entered into a Trust Agreement, dated as of September 1, 1996 (the "Trust Agreement"); and

         WHEREAS, the Depositor and the Owner Trustee desire to amend and restate the Trust Agreement in its entirety;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         Section 1. CREATION OF TRUST. There is hereby formed a trust (the "Trust") to be known as "Capita Equipment Receivables Trust 1996-1," in which name the Owner Trustee may conduct the business of the Trust and make and execute contracts.

         Section 2. OFFICE. The office of the Trust shall be in care of the Owner Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by written notice to the Depositor.

         Section 3. APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

         Section 4. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee as of the date hereof, the sum of $10 (the "Trust Assets"). The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial trust assets and shall be deposited into a segregated trust account established with the Owner Trustee and maintained with the Owner Trustee (the "Equity Certificate Distribution Account"). The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.


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         Section 5.  DECLARATION OF TRUST.  The Owner Trustee hereby declares that it will hold the Trust Assets in trust for the Depositor upon and subject to the conditions set forth herein.

         Section 6. SECOND AMENDED AND RESTATED TRUST AGREEMENT. The Depositor and the Owner Trustee will enter into a second amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such second amended and restated Trust Agreement, the Owner Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise, all as determined by the Depositor.

         Section 7. REGISTRATION STATEMENT. Prior to the execution and delivery of the second amended and restated Trust Agreement, the Depositor shall have the authority to execute on behalf of the Trust the Registration Statement on Form S-3 (File No. 333-08465), and any amendments thereto.

         Section 8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         Section 9. COUNTERPARTS. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 10. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

         Section 11. RESIGNATION OF OWNER TRUSTEE. The Owner Trustee may resign upon thirty days prior notice to the Depositor.


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         IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused this First Amended and Restated Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       ANTIGUA FUNDING CORPORATION
                                        as Depositor



                                       By /s/ James Elton
                                          -----------------------------------
                                          Name: James Elton
                                               ------------------------------
                                          Title: Vice President
                                                 ----------------------------

                                       THE BANK OF NEW YORK
                                        as Owner Trustee


                                       By /s/ Melissa Beneduce
                                          -----------------------------------
                                          Name: Melissa Beneduce
                                                -----------------------------
                                          Title: Vice President
                                                -----------------------------